POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Alexandros Panagiotidis, hereby constitutes and appoints Erik Ojala, J. Christopher Jackson, Susan Schoenberger, Nadia Persaud, Gregory Nowak, Walter Kelly, Jacqueline Sinker, Christopher Rhode, and Tracey Quinn as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for such attorneys-in-fact in such attorneys-in-facts’ names, places, and steads, in any and all capacities, to:

1.

execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person pursuant to Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, including reporting obligations under Section 16(a), with respect to Calamos Aksia Hedged Strategies Fund  (the “Fund”), including, but not limited to Schedule 13D and 13G in accordance with Section 13(d) of the Exchange Act and Forms 3, 4, and 5 relating to the Fund in accordance with Section 16(a) of the Exchange Act, the rules and regulations promulgated thereunder, and Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

2.

do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D or 13G or Forms 3, 4, and 5 and timely file such form with the United States Securities and Exchange Commission and stock exchange or similar authority, including without limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes); and

3.

solely for purposes of this paragraph 3, Tracey Quinn shall act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; and

4.

take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act or Rule 144 of the Securities Act.

This Power of Attorney revokes any prior powers of attorney granted by the undersigned with respect to the subject matter herein.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D or 13G, Forms 3, 4 and 5, or Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of August 2025.

Signature: /s/ Alexandros Pangiotidis

Name: Alexandros Panagiotidis